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                                                                     EXHIBIT 3.1


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              TRAVELOCITY.COM INC.


     Travelocity.com Inc., a Delaware corporation, the original certificate of incorporation of which was filed with the Secretary of State of the State of Delaware on September 30, 1999 under the name Travelocity.com Inc., hereby certifies that this Restated Certificate of Incorporation, restating, integrating and amending its Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on March 7, 2000, was duly adopted by its Board of Directors and its stockholders in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law (the "DGCL"). The Certificate of Incorporation of Travelocity.com Inc., is hereby amended and restated in its entirety to read as follows:


                                   ARTICLE ONE
                                      NAME

     The name of the corporation is Travelocity.com Inc. (the "Corporation").


                                   ARTICLE TWO
                                REGISTERED AGENT

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                  ARTICLE THREE
                                     PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.


                                  ARTICLE FOUR
                                  CAPITAL STOCK


     The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 250,000,000 shares divided into four classes of which 7,000,000 shares, of par value $.001 per share shall be designated preferred stock ("Preferred Stock"), 135,000,000 shares of par value $.001 per share shall be designated Common Stock ("Common Stock"), 33,000,000 shares of par value $.001 per share shall be designated Class A Common Stock (the "Class A Common Stock"), and 75,000,000 shares of par value $.001 per share shall be designated Class B Common Stock (the "Class B Common Stock").



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     A. PREFERRED STOCK

          1. Issuance. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series, and any qualifications, limitations, or restrictions thereof.

     B. CLASS A COMMON STOCK

          1. Ranking. (a) Any class or series of stock of the Corporation shall be deemed to rank:

                    (i) prior to the Class A Common Stock, either as to the payment of dividends or other amounts and/or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends or other amounts and/or of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of Class A Common Stock ("Senior Securities");

                    (ii) on a parity with the Class A Common Stock, either as to the payment of dividends or other amounts and/or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Class A Common Stock, if the holders of the Class A Common Stock and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or other amounts and/or of amounts distributable upon liquidation, dissolution or winding up, in proportion to their respective amounts of accrued and unpaid dividends per share and/or liquidation preferences, without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

                    (iii) junior to the Class A Common Stock, either as to the payment of dividends or other amounts and/or as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of the Class A Common Stock shall be entitled by the terms thereof to receipt of dividends or other amounts, and/or of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of such stock or series ("Junior Securities").

               (b) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be.

               (c) The Class A Common Stock shall be subject to the creation of Senior Securities, Junior Securities and Parity Securities and such creation shall not be deemed to affect adversely the powers, preferences or special rights of the shares of Class A Common Stock.

          2. Dividends. If dividends or other distributions are payable on shares of Common Stock, the Board of Directors shall simultaneously declare a dividend or distribution on the shares of Class A Common Stock so that the shares of Class A Common Stock shall receive the dividend or


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distribution that would be payable to them assuming all outstanding shares of
Class A Common Stock had been converted into shares of Common Stock pursuant to Paragraph B(5) of this Article Four immediately prior to the record date for such dividend or distribution; provided that if the dividend or distribution is payable in the form of voting securities of the Corporation (or rights in respect of voting securities of the Corporation) and such dividend or distribution would result in a reduction of the relative voting power of the holders of the shares of Class A Common Stock, the Board of Directors shall declare at that time a dividend or distribution payable in shares of Class A Common Stock, or in rights in respect of Class A Common Stock, or make such other adjustment, as may be necessary, to maintain the relative voting power of the holders of the shares of Class A Common Stock and Common Stock, respectively, in effect immediately prior to the record date of the dividend or distribution payable on shares of Common Stock; provided further that the intent of this Paragraph B(2) is to ensure that (i) if the dividend or distribution payable on shares of Common Stock confers an economic benefit on the holders of shares of Common Stock, pursuant to this Paragraph B(2), the holders of shares of Class A Common Stock shall receive their proportionate share of that benefit assuming all outstanding shares of Class A Common Stock had been converted into shares of Common Stock pursuant to Paragraph B(5) of this Article Four immediately prior to the record date for such dividend or distribution and (ii) following such dividend or distribution, the holders of shares of Class A Common Stock shall maintain the same relative voting power as in effect immediately prior to the record date of the dividend or distribution payable on shares of Common Stock. Other than as provided in this Paragraph B(2) of this Article Four, holders of shares of Class A Common Stock shall not be entitled to receive any dividends or other distributions payable in cash, stock or other property.

          3. Voting Rights. At every annual or special meeting of stockholders of the Corporation, every holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock standing in his name on the books of the Corporation and shall vote together as a single class with the holders of Common Stock and Class B Common Stock on all matters on which a vote of stockholders is to be taken, except as otherwise required by law or by Paragraph C(4) or Paragraph C(6)(a) of this Article Four.

          4. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a "Liquidation"), after payment or provision for payment of the debts and other liabilities of the Corporation and of any preferential amounts to which the holders of any shares of any Senior Securities shall be entitled, the holders of all outstanding shares of Class A Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation with the holders of shares of Common Stock and Class B Common Stock, assuming all outstanding shares of the Class A Common Stock had been converted into shares of Common Stock pursuant to Paragraph B(5) of this Article Four immediately prior to such Liquidation.

          5. Conversion. (a) All outstanding shares of Class A Common Stock in the aggregate as a series shall be convertible, at any time, at the option of the holders of a majority of the shares of Class A Common Stock, into 3,000,000 shares of Common Stock (the fraction of 3,000,000 divided by the number of outstanding shares of Class A Common Stock is referred to as the "Conversion Ratio"); provided that in the event of any reclassification, subdivision, combination, dividend or distribution, the Board of Directors of the Corporation shall make such adjustment, as may be necessary, to the Conversion Ratio in effect immediately prior to the effective date in the case of a reclassification, subdivision or combination, or the record date in the case of a dividend or distribution to maintain the relative aggregate ownership interest of the Common Stock held by the holders of all outstanding shares of Class A Common Stock (assuming all outstanding shares of the Class A Common Stock had been


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converted into shares of Common Stock pursuant to this paragraph immediately prior to the effective date in the case of a reclassification, subdivision, combination, or the record date in the case of a dividend or distribution) and by the other holders of the Common Stock, respectively, in effect immediately prior to the effective date in the case of a reclassification, subdivision, combination, or the record date in the case of a dividend or distribution. Such adjustment shall be made successively whenever any reclassification, subdivision, combination, dividend or distribution is made.

               (b) The conversion of all outstanding shares of Class A Common Stock into shares of Common Stock shall be effected by written notice to the Secretary of the Corporation by the holders of a majority of the outstanding shares of Class A Common Stock stating that such holders desire to convert all outstanding shares of Class A Common Stock, as a series, into shares of Common Stock (the "Conversion"). The Conversion shall be deemed to have been effected as of the close of business on the date on which such notice has been received. The Corporation will provide notice of the Conversion to all holders of record of Class A Common Stock as soon as practicable following the Conversion. Such notice shall be provided by mailing notice of such conversion first class postage prepaid, to each holder of record of the Class A Common Stock at such holder's address as it appears on the books of the Corporation; provided, further, that no failure to give such notice nor any defect therein shall affect the validity of the Conversion. Each such notice shall state, as appropriate, the following: (i) the date of the Conversion; (ii) that all outstanding shares of Class A Common Stock are automatically converted; (iii) the place or places where certificates for such shares are to be surrendered for conversion; and
(iv) that no dividends will be declared on the shares of Class A Common Stock converted after such conversion date.

               (c) Immediately upon the Conversion, the rights of the holders of shares of Class A Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Common Stock issuable upon the Conversion; provided, however, that such Persons shall be entitled to receive when paid dividends, if any, declared on the Class A Common Stock as of a record date preceding the time of the Conversion and unpaid as of the time of the Conversion, subject to paragraph (e) below.

               (d) Promptly after the Conversion, the Corporation shall deliver to the holders of issued and outstanding shares of Class A Common Stock, which surrender for cancellation a certificate or certificates representing outstanding shares of Class A Common Stock, a certificate or certificates representing the number of shares of Common Stock issuable upon the Conversion in the name of such holders. Until surrendered as provided herein, from and after the Conversion, certificates representing outstanding shares of Class A Common Stock prior to the Conversion shall thereupon be deemed for all corporate purposes to evidence ownership of the number of shares of Common Stock into which the Class A Common Stock shall have been converted by reason of the Conversion.

               (e) Upon the Conversion, any dividend, for which the record date or payment date shall be subsequent to the Conversion, which may have been declared on the shares of Class A Common Stock so converted shall be deemed to have been declared, and shall be payable, with respect to the shares of Common Stock into which such shares of Class A Common Stock shall have been so converted.

               (f) The Corporation shall at all times reserve and keep available for issuance upon the Conversion free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as shall from time to time be necessary to permit the Conversion, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the


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Conversion. The Corporation covenants that any shares of Common Stock issued upon the Conversion shall be validly issued, fully paid and non-assessable.

               (g) The issuance of certificates for shares of Common Stock upon the Conversion shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with the Conversion and the related issuance of the shares of Common Stock.

               (h) When any shares of Class A Common Stock are acquired by the Corporation, including without limitation, upon the Conversion, such shares may not be reissued as Class A Common Stock and shall be retired and cancelled and the Corporation shall take all such actions as are necessary to restore such shares to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

          6. Transferability. The shares of Class A Common Stock shall not be transferable to any holder other than to an Affiliate of Travelocity Holdings, Inc. ("Travelocity Holdings"); provided that transfers of shares of Class A Common Stock to the Corporation or in connection with any merger, acquisition or other business combination involving the Corporation and Travelocity Holdings or any Affiliate of Travelocity Holdings shall be permitted.

          7. Adjustments. If any event occurs as to which, in the opinion of the Board of Directors, the provisions of Paragraph B(2) and B(5) of this Article Four are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the shares of Class A Common Stock in accordance with the essential intent and principles of such provisions, the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights of the holders of the shares of Class A Common Stock.

     C. COMMON STOCK AND CLASS B COMMON STOCK

          1. Powers and Preferences. The powers, preferences and rights and the qualifications, limitations and restrictions with respect to the Common Stock and the Class B Common Stock shall be identical in all respects, except as provided in Paragraphs C(2) and C(4) of this Article Four, Paragraph D of Article Five or as otherwise required by law.

          2. Limitations on Ownership. The Class B Common Stock shall only be issuable to Travelocity Holdings or any Affiliate of Travelocity Holdings and only in connection with a Tax-Free Spin-Off.

          3. Dividends. Subject to the preferential rights, if any, of any outstanding shares of any Senior Securities, the holders of shares of Common Stock and Class B Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends or distributions payable either in cash, in property, or in stock. If any dividend or other distribution in cash or other property is paid with respect to Common Stock or with respect to Class B Common Stock (other than dividends or other distributions payable in shares of Common Stock or Class B Common Stock), a like dividend or other distribution in cash or other property shall also be paid with respect to shares of the other class of Common Stock, in an amount equal per share. In the case of dividends or other distributions payable in Common Stock or Class B Common Stock, including without limitation distributions pursuant to stock splits or divisions of Common Stock or Class B Common Stock of the Corporation, only shares of Common Stock shall be


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paid or distributed with respect to Common Stock, and only shares of Class B
Common Stock shall be paid or distributed with respect to Class B Common Stock. The number of shares of Common Stock and Class B Common Stock so distributed shall be equal in number on a per share basis.

          4. Voting Rights. (a) At every annual or special meeting of stockholders of the Corporation, every holder of shares of Common Stock and Class B Common Stock shall be entitled to one vote for each share of Common Stock or Class B Common Stock standing in his name on the books of the Corporation, and shall vote together as a single class with the holders of the shares of Class A Common Stock on all matters on which a vote of stockholders is to be taken, except as otherwise required by law or by Paragraph C(4)(b) of this Article Four or by Paragraph C(6)(a) of this Article Four.

               (b) (i) Upon the issuance of shares of Class B Common Stock, the holders of shares of Class B Common Stock shall have the right, voting separately as a class, to elect such number of directors as shall constitute eighty percent of the whole Board of Directors (and if eighty percent of such number of directors is not a whole number, then the holders of shares of Class B Common Stock, voting separately as a class, shall be entitled to elect the next higher whole number of directors) and the remaining directors of the Corporation shall be elected by the holders of shares of Common Stock and Class B Common Stock voting together as a single class.

                    (ii) At the stockholders meeting held as provided in Paragraph C(2) of Article Five, each holder of Class B Common Stock, present at the meeting in person or by proxy, shall be entitled to cast that number of votes on the removal of the directors then in office so that the holders of all the shares of Class B Common Stock present at such meeting in person or by proxy shall be entitled to cast a majority of the total votes entitled to be cast on the removal of directors by the holders of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

          5. Liquidation, Dissolution, or Winding Up. In the event of any Liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of any Senior Securities shall be entitled, the holders of all outstanding shares of Common Stock and Class B Common Stock with the holders of all outstanding shares of Class A Common Stock (assuming all outstanding shares of the Class A Common Stock had been converted into shares of Common Stock pursuant to Paragraph B(5) of this Article Four immediately prior to such Liquidation) shall be entitled to share ratably in the remaining net assets of the Corporation.

          6. Conversion of Class B Common Stock.

               (a) In the event of a Tax-Free Spin-Off, each share of Class B Common Stock shall automatically convert into one share of Common Stock on the fifth anniversary of the date on which shares of Class B Common Stock are first transferred to holders of Class A or B common stock of Sabre Holdings Corporation, a Delaware corporation ("Sabre Parent"), in a Tax-Free Spin-Off unless, prior to such Tax-Free Spin-Off, Sabre Parent delivers to the Corporation an opinion of counsel, reasonably satisfactory to the Corporation, to the effect that such conversion could adversely affect the ability of Sabre Parent to obtain a favorable ruling from the Internal Revenue Service (the "IRS") that the distribution would be a tax-free spin-off under Section 355 of the Code. If such an opinion is received, approval of such conversion shall be submitted to a vote of the holders of only the Common Stock and Class B Common Stock as soon as practicable after the fifth anniversary of the Tax-Free Spin-Off provided that Sabre Parent delivers to the Corporation an opinion of counsel, reasonably satisfactory to the Corporation, to the effect that such vote would not adversely affect the status of the Tax-Free Spin-Off


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(including without limitation the ability to obtain a favorable ruling from the
IRS); if such opinion is not so delivered at such time, such vote shall not be held until such time as such opinion is delivered. At the meeting of stockholders called for such purpose, each holder of Common Stock and Class B Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock or Class B Common Stock of the Corporation standing in his name on the books of the Corporation. Approval of such conversion shall require the approval of a majority of the votes, on the per share voting basis provided in the preceding sentence, entitled to be cast by the holders of the Common Stock and the Class B Common Stock present and voting, voting together as a single class, and the holders of the Class B Common Stock shall not be entitled to a separate class vote. Such conversion shall be effective on the date on which such approval is given at a meeting of stockholders called for such purpose.

               (b) The Corporation will provide notice of any automatic conversion of all outstanding shares of Class B Common Stock to all holders of record of the Common Stock and Class B Common Stock as soon as practicable following such conversion; provided, however, that the Corporation may satisfy such notice requirement by providing such notice prior to such conversion. Such notice shall be provided by mailing notice of such conversion first class postage prepaid, to each holder of record of the Common Stock and Class B Common Stock at such holder's address as it appears on the books of the Corporation; provided, further, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock. Each such notice shall state, as appropriate, the following: (i) the automatic conversion date; (ii) that all outstanding shares of Class B Common Stock are automatically converted; (iii) the place or places where certificates for such shares are to be surrendered for conversion; and (iv) that no dividends will be declared on the shares of Class B Common Stock converted after such conversion date.

               (c) Immediately upon such conversion, the rights of the holders of shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Common Stock issuable upon such conversion; provided, however, that such Persons shall be entitled to receive when paid dividends, if any, declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion, subject to paragraph (e) below.

               (d) Holders of shares of Class B Common Stock may at any and all times transfer to any Person the shares of Common Stock issuable upon conversion of such shares of Class B Common Stock.

               (e) Upon any conversion of shares of Class B Common Stock into shares of Common Stock, any dividend for which the record date or payment date shall be subsequent to such conversion, which may have been declared on the shares of Class B Common Stock so converted, shall be deemed to have been declared, and shall be payable, with respect to the shares of Common Stock into which such shares of Class B Common Stock shall have been so converted.

               (f) When any shares of Class B Common Stock are acquired by the Corporation, including without limitation, upon conversion into shares of Common Stock, such shares may not be reissued and shall be retired and cancelled and the Corporation shall take all such actions as are necessary to cause the authorized number of Class B Common Stock to be accordingly reduced.

               (g) The Corporation shall at all time reserve and keep available, for issuance upon the conversion of the shares of Class B Common Stock free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as shall from time to time be necessary to


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permit the conversion of all outstanding shares of Class B Common Stock into shares of Common Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Class B Common Stock. The Corporation covenants that any shares of Common Stock issuable upon conversion of the shares of Class B Common Stock shall be validly issued, fully paid and non-assessable.

               (h) Promptly after the conversion, the Corporation shall deliver to the holders of issued and outstanding shares of Class B Common Stock, which surrender for cancellation, a certificate or certificates representing outstanding shares of Class B Common Stock, a certificate or certificates representing the number of shares of Common Stock issuable upon the conversion of the Class B Common Stock into Common Stock in the name of such holders. Until surrendered as provided herein, from and after the conversion of Class B Common Stock into Common Stock, certificates representing outstanding shares of Class B Common Stock prior to the conversion into Common Stock shall thereupon be deemed for all corporate purposes to evidence ownership of the number of shares of Common Stock into which the Class B Common Stock shall have been converted.

               (i) The issuance of certificates for shares of Common Stock upon the conversion of shares of Class B Common Stock into Common Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of the shares of Common Stock.


     D. NO PREEMPTIVE RIGHTS

          No stockholder of the Corporation shall have any preemptive or preferential right, nor be entitled as such as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of the Corporation of any class or series whether now or hereafter authorized, and whether issued for money or for consideration other than money, or of any issue of securities convertible into stock of the Corporation.

     E. SUBDIVISION OR COMBINATION

          If the Corporation shall in any manner subdivide or combine the outstanding shares of Class A Common Stock, Common Stock or Class B Common Stock, all outstanding shares of Class A Common Stock, Common Stock and Class B Common Stock shall be proportionally subdivided or combined in the same manner and on the same basis, and holders of shares of Class A Common Stock shall receive only shares of Class A Common Stock, holders of shares of Common Stock shall receive only shares of Common Stock and holders of shares of Class B Common Stock shall receive only shares of Class B Common Stock in respect thereof.

     F. ADDITIONAL SHARES

          Any increase in the authorized number of shares of any class or classes of stock of the Corporation or creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of any such class or classes of stock shall be deemed not to affect adversely the powers, preferences or special rights of the shares of Class A Common Stock, Common Stock or Class B Common Stock.


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     G. RECORD HOLDERS

          The Corporation shall be entitled to treat the Person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other Person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

     H. CUMULATIVE VOTING

          No stockholder shall be entitled to the right of cumulative voting.


                                  ARTICLE FIVE
                               BOARD OF DIRECTORS

     A. NUMBER OF DIRECTORS AND COMPOSITION.

          1. Number. Subject to the rights of the holders of any outstanding shares of any series of Preferred Stock, the number of directors of the Corporation shall be fixed by the By-laws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the By-laws; provided that during such time as shares of Class B Common Stock are outstanding, the Board of Directors shall consist of 15 members.

          2. Independent Directors. Except for temporary periods resulting from the death, resignation, retirement or removal from office of any Independent Director, at least two directors of the Corporation shall be Persons who do not have a material business relationship with Sabre or any of its Affiliates and who are not employees, officers or directors of Sabre or any of its Affiliates or any Person having a material business relationship with Sabre (for purposes of this paragraph Travelocity.com LP and its Subsidiaries, or any Subsidiaries of the Corporation, shall not be deemed an Affiliate of Sabre) (the "Independent Directors").

     B. WRITTEN BALLOT NOT REQUIRED

          Elections of directors need not be by written ballot unless the By-laws of the Corporation shall otherwise provide.

     C. CLASSES

          1. Initial Classes. The directors, other than those who may be elected by the holders of any outstanding shares of any series of Preferred Stock, shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2001, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2002, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2003. Members of each class shall hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, commencing with the 2001 annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.


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          2. Classes After Issuance of Class B Common Stock. After the issuance of Class B Common Stock, the Secretary of the Corporation shall call a special meeting of the stockholders for the removal of the incumbent directors and the election of directors. The Corporation shall use its reasonable best efforts to hold such meeting within sixty days after the issuance of the Class B Common Stock and at such place and upon such notice as is provided by law and in the Bylaws of the Corporation; provided, however, that the Secretary shall not be required to call any such special meeting in the event the Class B Common Stock is issued less than ninety days before the date fixed for the next ensuing annual meeting of stockholders and provided further that no such special meeting nor any adjournment thereof shall be held on a date less than thirty days before any meeting of the stockholders called for the election of directors. At such meeting or adjournment thereof, a vote on the removal of the directors then in office shall be taken and an election for fifteen directors to the Board of Directors of the Corporation in accordance with Paragraph C(4)(b) of Article Four hereof shall be held. The directors shall be divided into three classes with each class consisting of five directors. The holders of shares of Class B Common Stock shall have the right to elect four (the "Class B Directors") of the five directors in each class. One class of directors shall be initially elected for a term expiring at the first annual meeting of stockholders to be held after such special meeting, another class shall be initially elected for a term expiring at the second annual meeting of stockholders to be held after such special meeting, and another class shall be initially elected for a term expiring at the third annual meeting of stockholders to be held after such special meeting of stockholders. Members of each class shall hold office until their successors are elected and qualified. The Class B Directors shall be elected by a plurality vote of the votes cast by holders of Class B Common Stock at such meeting and the remaining directors shall be elected by a plurality vote of all votes cast at such meeting. At each annual meeting of the stockholders commencing with the first annual meeting of stockholders to be held after such special meeting, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. After the shares of Class B Common Stock are no longer outstanding, the Board of Directors may decrease the number of directors; provided that the Board of Directors shall continue to be divided into three classes, as nearly equal in number as possible and shall be elected by a plurality vote of all votes cast at each annual meeting of stockholders.

     D. REMOVAL

          Subject to the rights of the holders of any outstanding shares of any series of Preferred Stock, any director may be removed from office, at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class; provided, however, that after the Trigger Date, any director may be removed from office, but only for cause, and only by the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class; provided, further, that the Class B Directors may be removed from office, with or without cause, at any time only by the holders of at least 80 percent of the voting power of the then outstanding shares of Class B Common Stock.

     E. BY-LAWS

          1. Amendments. The Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation. Any By-laws made by the directors under the powers conferred hereby may be amended or repealed by the directors or by the stockholders having voting power with respect thereto; provided, that in the case of amendments by stockholders, effective as of the Trigger

Date, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of the By-laws or adopt any provision of the By-laws inconsistent with any other provision of the By-laws.

          2. Powers. The Corporation may in its By-laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

          3. Inspection. The Board of Directors is expressly authorized and empowered from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined, or as expressly provided in this Restated Certificate of Incorporation, and subject to the rights of the holders of any outstanding shares of any series of Preferred Stock, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.


                                   ARTICLE SIX
                             CORPORATE OPPORTUNITIES

     A. For purposes of this Article Six, (i) "Sabre" shall mean Sabre Parent, all successors to Sabre Parent by way of merger, consolidation or sale of all or substantially all its assets, and all corporations, partnerships, joint ventures, associations and other entities (each a "Subsidiary Entity") in which Sabre Parent Beneficially Owns, directly or indirectly, 50 percent or more of the outstanding voting stock, voting power or similar voting interests ("Voting Interest"), but shall not mean Travelocity Holdings, any Subsidiary of Travelocity Holdings, or the Corporation; and (ii) "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation owns, directly or indirectly, securities or other interests having by their terms the voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation, partnership, joint venture, association or other entity, and shall also include Travelocity Holdings and any Subsidiary of Travelocity Holdings.

     B. In anticipation that: (i) Sabre will remain, for some period of time, a Beneficial Owner of a substantial amount of Voting Stock of the Corporation;
(ii) the Corporation and Sabre may engage in the same or similar activities or lines of business and may have an interest in the same or similar areas of corporate opportunities; (iii) there will be benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Sabre (including, without limitation, service of directors, officers and employees of Sabre as directors, officers and employees of the Corporation); and
(iv) there will be benefits in providing guidelines for directors, officers and employees of Sabre and of the Corporation with respect to the allocation of corporate opportunities and other matters; the provisions of this Article Six are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve the respective rights, duties and liabilities of Sabre and its directors, officers, employees and stockholders, on the one hand, and the respective rights, duties and liabilities of the Corporation and its directors, officers, employees and stockholders (other than Sabre), on the other hand, in connection therewith.

     C. Except as Sabre may otherwise agree in writing, Sabre shall have the right to, and shall have no duty not to, (i) engage in the same or similar business activities or lines of business as the

Corporation, (ii) do business with any potential or actual customer or supplier of the Corporation, or (iii) employ or otherwise engage any director, officer or employee of the Corporation. In the event Sabre or any director, officer or employee of Sabre engages in any of the activities described in the preceding sentence, Sabre and such director, officer and employee (i) shall have fully satisfied and fulfilled any fiduciary duty it may have to the Corporation and its stockholders with respect to such activity, (ii) shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty it may have by reason of any activities of Sabre described in the preceding sentence or of the participation in such activities of any director, officer or employee of Sabre (except as provided in paragraph (D) of this Article Six), (iii) shall be deemed to have acted in good faith and in a manner it reasonably believes to be in and not opposed to the best interests of the Corporation, (iv) shall be deemed not to have breached any duty of loyalty to the Corporation or its stockholders that it may have and not to have derived an improper benefit therefrom, and (v) shall be deemed to have acted in a manner entirely fair to the Corporation and its stockholders.

     D. In the event that a director, officer or employee of the Corporation who is also a director, officer or employee of Sabre acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and Sabre, such director, officer or employee of the Corporation (i) shall have fully satisfied and fulfilled any fiduciary duty it may have to the Corporation and its stockholders with respect to such corporate opportunity,
(ii) shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty it may have by reason of the fact that Sabre pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another Person or does not communicate information regarding such corporate opportunity to the Corporation, (iii) shall be deemed to have acted in good faith and in a manner it reasonably believes to be in and not opposed to the best interests of the Corporation, (iv) shall be deemed not to have breached any duty of loyalty to the Corporation or its stockholders that it may have and not to have derived an improper benefit therefrom, and (v) shall be deemed to have acted in a manner entirely fair to the Corporation and its stockholders, if such director, officer or employee acts in a manner consistent with the following policy:

          (x) when a corporate opportunity is offered to an officer or employee and/or director of the Corporation who is also an officer or employee and/or director of Sabre, solely in his or her designated capacity with one of the two companies, such corporate opportunity shall belong to whichever company was so designated; otherwise, a corporate opportunity first offered
     (1) to any Person who is an officer or employee or officer or employee and director of the Corporation, and who is also a director of Sabre shall belong to the Corporation, (2) to a Person who is a director of the Corporation and who is also an officer or employee and/or director of Sabre shall belong to Sabre, (3) to any Person who is an officer or employee, but not a director, of both the Corporation and Sabre shall belong to the company to which such Person has devoted a majority of his or her time over the prior six-month period, (4) to any Person who is an officer or employee and director of both the Corporation and Sabre shall belong to Sabre, (5) to any Person who is an officer or employee of the Corporation and who is also an officer or employee and director of Sabre shall belong to Sabre, and (6) to any Person who is an officer or employee and director of the Corporation and who is also an officer or employee of Sabre shall belong to the Corporation, unless such Person serves as a director of Travelocity Holdings but not of the Corporation (for purposes of this clause (6), the Corporation shall be deemed to exclude Travelocity Holdings and "Sabre" shall be deemed to include Travelocity Holdings), such corporate opportunity shall belong to Sabre; and

          (y) in the case of any business opportunity not specifically allocated by the foregoing (whether because of the means by which it arose or was published, or otherwise), any such business opportunity may be pursued by either the Corporation or Sabre.

     However, a corporate opportunity not allocated and pursued in accordance with the foregoing policy shall not solely by reason of the lack of allocation and pursuit of the corporate opportunity in accordance with such policy be deemed a breach of any fiduciary duty, but shall be governed by the other provisions of this Article Six, this Restated Certificate of Incorporation, the By-laws, the DGCL and other applicable law.

     E. Any corporate opportunity that belongs to Sabre or to the Corporation pursuant to the foregoing policy shall not be pursued by the other, or directed by the other to another Person, unless and until Sabre or the Corporation, as the case may be, determines not to pursue the opportunity and advises in writing the chief executive officer of the other party that it has determined not to pursue such corporate opportunity. Notwithstanding the preceding sentence, if the party to whom the corporate opportunity belongs does not within a reasonable period of time begin to pursue, or thereafter continue to pursue, such opportunity diligently and in good faith, the other party may then pursue such opportunity or direct it to another Person. Any business opportunity that belongs to the Corporation pursuant to the foregoing policy shall be deemed to belong to Travelocity.com Inc. and not to Travelocity Holdings or any Subsidiary of Travelocity Holdings (other than Travelocity.com Inc. and its Subsidiaries).

     F. For purposes of this Article Six, "corporate opportunities" shall consist only of business opportunities which (i) the Corporation is financially able to undertake, or with respect to which the Corporation would reasonably be able to obtain debt or equity financing, and (ii) are, from their nature, in the line or lines of the Corporation's business or reasonable expansion thereof. In addition, "corporate opportunities" shall not include any contract, agreement, arrangement, transaction, undertaking or business (a "Transaction") in which the Corporation or Sabre is permitted to participate pursuant to (a) any agreement between the Corporation and Sabre that is in effect as of the time any equity security of the Corporation is held of record by any Person other than Sabre, as such agreement may be amended thereafter with the approval of a majority of disinterested directors or (b) any subsequent agreement between the Corporation and Sabre approved in accordance with the procedures set forth in Article Seven hereof; it being acknowledged that the rights of the Corporation under any such agreement shall be deemed to be contractual rights and shall not be corporate opportunities of the Corporation for any purpose; provided, however, that no presumption or implication as to corporate opportunities relating to any Transaction not explicitly covered by such an agreement shall arise from the existence or absence of any such agreement.

     G. Any Person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Six.

     H. If any Transaction between the Corporation and Sabre involves a corporate opportunity and is approved in accordance with the procedures set forth in Article Seven hereof, Sabre and its directors, officers and employees shall also, for the purposes of this Article Six and the other provisions of this Restated Certificate of Incorporation, be deemed to have fully satisfied and fulfilled any fiduciary duties they may have to the Corporation and its stockholders. Any such Transaction involving a corporate opportunity not so approved shall not solely by reason of the lack of such approval be deemed a breach of any fiduciary duty, but shall be governed by the other provisions of this Article Six, this Restated Certificate of Incorporation, the By-laws, the DGCL and other applicable law.

                                  ARTICLE SEVEN
                              RELATED TRANSACTIONS

     A. For purposes of this Article Seven, (i) "Sabre" shall mean Sabre Parent, all successors to Sabre Parent by way of merger, consolidation or sale of all or substantially all its assets, and all Subsidiary Entities in which Sabre Parent Beneficially Owns, directly or indirectly, 50 percent or more of the Voting Interest, but shall not mean the Corporation; and (ii) "Corporation" shall mean the Corporation, Travelocity.com L.P. and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation owns, directly or indirectly, securities or other interests having by their terms the voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation, partnership, joint venture, association or other entity.

     B. In anticipation that: (i) Sabre Parent will remain, for some period of time, a Beneficial Owner of a substantial amount of Voting Stock of the Corporation and have continued contractual, corporate and business relations with the Corporation; (ii) the Corporation and Sabre or Sabre's customers or suppliers may enter into contracts or otherwise transact business with each other and the Corporation may derive benefits therefrom; and (iii) the Corporation may from time to time enter into contractual, corporate or business relations with one or more of its directors, or one or more corporations, partnerships, associations or other organizations in which one or more of its directors have a financial interest (collectively, "Related Entities"), the provisions of this Article Seven are set forth to regulate and guide certain contractual relations and other business relations of the Corporation as they may involve the respective rights, duties and liabilities of Sabre or its customers or suppliers, Related Entities and their respective directors, officers, employees, and stockholders, on the one hand, and the respective rights, duties and liabilities of the Corporation and its directors, officers, employees and stockholders, on the other hand, in connection therewith.

     C. The provisions of this Article Seven are in addition to the provisions of the DGCL and the other provisions of this Restated Certificate of Incorporation. Any contract or business relation which does not comply with procedures set forth in this Article Seven shall not by reason thereof be deemed void or voidable or result in any breach of any fiduciary duty to, or duty of loyalty to, or failure to act in good faith or in the best interests of, the Corporation, or the derivation of any improper personal benefit, but shall be governed by the remaining provisions of this Restated Certificate of Incorporation, the By-laws, the DGCL and other applicable law.

     D. No Transaction between the Corporation and Sabre or any customer or supplier of Sabre or any Related Entity or between the Corporation and one or more of the directors, officers or employees of the Corporation, Sabre or any Related Entity, or any amendment, modification or termination thereof, or any waiver of any right thereunder shall be void or voidable solely because Sabre or such customer or supplier, any Related Entity or any one or more of the directors, officers and employees of the Corporation, Sabre or any Related Entity are parties thereto, or solely because any such directors, officers or employees are present at or participate in the meeting of the Board of Directors or committee thereof which authorize such Transaction or amendment, modification, termination or waiver (each of which for purposes of this Article Seven and Article Eight hereof shall also be deemed a "Transaction") or solely because his or their votes are counted for such purpose, and Sabre, any Related Entity and such directors, officers and employees (i) shall have fully satisfied and fulfilled any fiduciary duty they may have to the Corporation and its stockholders with respect thereto, (ii) shall not be liable to the Corporation or its stockholders for any breach of any fiduciary duty they may have by reason of the entering into, performance or consummation of any such Transaction, (iii) shall be deemed to have acted in good faith and in a manner reasonably believed to be in and not opposed to the best interests of the Corporation, to the extent such standard is applicable to such Persons' conduct, (iv) shall be deemed not to have breached any duty of loyalty to the Corporation or its stockholders they may have and not to have derived an improper personal benefit therefrom, and (v) shall be deemed to have acted in a manner entirely fair to the Corporation and its stockholders, if any of the following requirements are met:

          (w) the material facts as to the relationship or interest and as to the Transaction are disclosed or are known to the Board of Directors or the committee thereof that authorizes the Transaction and the Board of Directors or such committee in good faith authorizes or approves the Transaction by the affirmative vote of a majority of the disinterested directors on the Board of Directors or such committee even if the disinterested directors are less than a quorum;

          (x) the material facts as to the relationship or interest and as to the Transaction are disclosed or are known to the holders of Voting Stock entitled to vote thereon, and the Transaction is specifically approved by vote of the holders of a majority of the then outstanding Voting Stock not Beneficially Owned by Sabre or such Related Entity, voting together as a single class, as the case may be;

          (y) such Transaction is effected pursuant to, and consistent with, terms and conditions specified in any arrangements, standards, protocols or guidelines (collectively, the "Guidelines") which are in good faith authorized or approved, after disclosure or knowledge of the material facts as to the relationship or interest and as to the Transaction, by the affirmative vote of a majority of the disinterested directors on the Board of Directors or the applicable committee thereof (even though the disinterested directors be less than a quorum) or by vote of the holders of a majority of the then outstanding Voting Stock not Beneficially Owned by Sabre or such Related Entity, voting together as a single class, as the case may be (such authorization or approval of such Guidelines constituting or being deemed to constitute authorization or approval of such Transaction); or

          (z) such Transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders of the Corporation.

     E. Directors of the Corporation who are also directors, officers or employees of Sabre or any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes or approves any such Transaction or any such Guidelines. Voting Stock Beneficially Owned by Sabre and any Related Entities may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes or approves any such Transaction or any such Guidelines.

     F. No vote cast or other action taken by any Person who is a director, officer or employee or other representative of Sabre, which vote is cast or action is taken by such Person in his capacity as a director of the Corporation, shall constitute an action of, or the exercise of a right by, or a consent of, Sabre for the purpose of any such Transaction.

     G. Any Person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article Seven.

     H. For purposes of this Article Seven, any Transaction with any corporation, partnership, joint venture, association or other entity in which the Corporation Beneficially Owns, directly or indirectly, 50 percent or more of the outstanding voting stock, voting power or similar voting interests, or with any officer or director thereof, shall be deemed to be a Transaction with the Corporation.

                                  ARTICLE EIGHT
                        APPROVAL BY INDEPENDENT DIRECTOR

     Notwithstanding anything to the contrary in Article Seven, until March 7, 2002, the Corporation shall not enter into any Transaction with Sabre or any material customer or supplier of Sabre, or any amendment, modification or termination thereof, or any waiver of any right thereunder unless (i) such Transaction has been approved by at least one Independent Director or (ii) such Transaction is effected pursuant to, and consistent with, terms and conditions specified in any Guidelines authorized or approved by a majority of the Independent Directors.

                                  ARTICLE NINE
                        WRITTEN CONSENT; SPECIAL MEETINGS

     Effective as of the Trigger Date, and subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders. Except as otherwise required by law or Articles Four or Five of this Restated Certificate of Incorporation and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies or by the Chairman of the Board; provided, that, prior to the Trigger Date, special meetings of the stockholders of the Corporation may also be called at the request of the holders of a majority of the voting power of the then outstanding Voting Stock. Except as expressly provided in the immediately preceding sentence, any power of stockholders to call a special meeting is specifically denied. Only such business as shall have been brought before the special meeting of stockholders pursuant to the Corporation's notice of meeting shall be conducted at such meeting.


                                   ARTICLE TEN
                             LIMITATION OF LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of this Article Nine by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE ELEVEN
                                   DEFINITIONS

     For purposes of this Certificate of Incorporation:

     "Affiliate" shall mean with respect to a specified Person, any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the specified Person.

     "Beneficial Owner," "Beneficially Own," "Beneficially Owned," "Beneficial Ownership," and words of similar import shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934 as in effect on the date hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Person" shall mean any individual, firm, partnership, corporate or other entity.

     "Subsidiary" shall mean any corporation of which a majority of any series or class of equity security is owned, directly or indirectly, by a different corporation.

     "Tax-Free Spin-Off" shall mean a distribution of Common Stock or Class B Common Stock as a spin-off, split-up or split-off to holders of Class A or Class B common stock of Sabre Parent intended to qualify as a tax-free distribution under Section 355(a) of the Code.

     "Trigger Date" shall mean the first time at which Sabre shall cease to be the Beneficial Owner of an aggregate of at least a majority of the voting power of the Voting Stock then outstanding.

     "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.


                                 ARTICLE TWELVE
                                    AMENDMENT

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything contained in this Restated Certificate of Incorporation or the By-Laws of the Corporation to the contrary, effective as of the Trigger Date, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation. Neither the alteration, amendment or repeal of Articles Six or Seven hereof, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with Articles Six or Seven hereof, shall eliminate or reduce the effect of Articles Six or Seven hereof in respect of any matter occurring, or any cause of action, suit or claim that, but for Article Six or Seven hereof, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation which restates, integrates and amends the provisions of the Certificate of Incorporation of the Corporation, as heretofore amended, and which has been adopted by written consent of the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the DGCL, written notice having been given as required by said Section 228 of the DGCL has been executed in the name of and on behalf of Travelocity.com Inc. on this 28th day of August, 2000.



                                             Travelocity.com Inc.



                                             By: /s/ TERRELL B. JONES
                                                --------------------------------
                                                  Name:  Terrell B. Jones
                                                  Title: President and
                                                         Chief Executive Officer